As filed with the Securities and Exchange Commission on
                                                          September 29, 2000,
                                              SEC Registration No. 333-93535



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                       POST-EFFECTIVE AMENDMENT NO.1 TO
                       FORM SB-2 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               TWINVIEW,  INC.
                 -------------------------------------------
                (Name of Small Business Issuer in its Charter)

  Delaware                         5812                      87 - 0620802
-----------------------   ---------------------------    -------------------
(State or                (Primary Standard Industrial      (IRS Employer
Jurisdiction              Classification Code Number)      Identification
of Incorporation)                                           Number)

                573 East 300 South, Salt Lake City, Utah 84102
                                 801-531-1867
             ---------------------------------------------------
             (Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Registrant's Principal
              Executive Offices and Principal Place of Business)

                                  Copies to:
                          Robert N. Wilkinson, Esq.
                      60 East South Temple, Suite 1680B
                          Salt Lake City, Utah 84111
                                (801) 533-9645
                              Fax (801) 220-0625

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

-----------------------------------------------------------------------------
                       CALCULATION OF REGISTRATION FEE


Title of
Each Class                                  Proposed
of                            Proposed      Maximum
Securities      Amount to     Offering      Aggregate      Amount of
to be           be            Price per     Offering       Registration
Registered      Registered    Share         Price          Fee
-------------   -----------   -----------   ------------   -------------
Common
Stock,
$0.001 par      350,000       $1.00         $350,000       $ 92.40
value           shares        per share

    Twinview, Inc. hereby files this Post-Effective Amendment No. 1 to its Registration Statement on Form SB-2 to remove from registration a total of 198,500 shares of its common stock which were previously registered on this Form SB-2 Registration Statement, and which remain unsold at the end of Twinview, Inc.'s offering. During the offering of Twinview, Inc.'s common stock, Twinview, Inc. sold 151,500 shares and raised $151,500 in gross offering proceeds.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, in the city of Salt Lake City, State of Utah on September 28, 2000.

                                      TWINVIEW, INC.


                                    By /s/ Patrick K. Hogle
                                      ----------------------------
                                      Patrick K. Hogle, President

    In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Date: September 29, 2000               /s/ Patrick K. Hogle
                                      ---------------------------------------
                                      Patrick K. Hogle, President, Chief
                                      Executive Officer and  Director


Date: September 29, 2000              /s/ John S. Girvan
                                      ---------------------------------------
                                      John S. Girvan, Secretary, Treasurer,
                                      Chief Financial Officer, Chief
                                      Accounting Officer and  Director